Exhibit 10.3
THIRD AMENDMENT TO
THE SIXTH AMENDED AND RESTATED
SYSCO CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
     THIS THIRD AMENDMENT TO THE SIXTH AMENDED AND RESTATED SYSCO CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (this “Amendment”).
     WHEREAS, Sysco Corporation (the “Company”) has adopted that certain Sixth Amended and Restated Sysco Corporation Supplemental Executive Retirement Plan (the “Plan”) pursuant to a plan document effective generally as of January 1, 2005; and
     WHEREAS, the Board of Directors of the Company has determined to amend the Plan to change its definition of “Eligible Earnings” to exclude any amounts payable to participants under the Sysco Corporation 2006 Supplemental Performance Based Bonus Plan and certain additional bonuses paid to participants under the fiscal incentive programs of the Sysco Corporation Management Incentive Plan.
     NOW, THEREFORE, the Plan is hereby amended as follows, effective as of July 1, 2007:
     (Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Plan.)
     1. Article I of the Plan is hereby amended by deleting the definition of “Eligible Earnings” in its entirety and replacing it with the following:
Eligible Earnings. “Eligible Earnings” means:
          (a) (i) the salary, plus (ii) any amount under the Management Incentive Plan, that is paid to a Participant by the Company with respect to a given Plan Year ending prior to July 3, 2005 (including any amount deferred under the Sysco Corporation Executive Deferred Compensation Plan).
          (b) (i) the salary, plus (ii) any amount under the Management Incentive Plan, that is paid to a Participant by the Company with respect to a given Plan Year ending after July 2, 2005 but ending prior to July 1, 2007 (including any amounts deferred under the Sysco Corporation Executive Deferred Compensation Plan, and excluding any amounts related to “Additional Shares” or “Additional Cash Bonus” (as such terms are defined in the Management Incentive Plan)); and (iii) any amount under the Sysco Corporation 2006 Supplemental Performance Based Bonus Plan, as may be amended from time to time, and any successor plan, that is paid to a Participant by the Company with respect to a given Plan Year ending after July 1, 2006 but ending prior to July 1, 2007.
          (c) (i) the salary, plus (ii) any amount under the Management Incentive Plan, that is paid to a Participant by the Company with respect to a given Plan Year ending after June 30, 2007 (including any amount deferred under the Sysco Corporation Executive Deferred Compensation Plan, and excluding any amounts related to “Additional Shares” or the MIP Additional Bonuses).
          (d) Notwithstanding (a), (b), and (c), above, for purposes of calculating a Protected Participant’s Protected Benefit, “Eligible Earnings” shall have the meaning set forth in (a), above, except that (i) the Plan Year date restrictions set forth therein shall not apply (i.e., the Eligible Earnings definition set forth in (a) shall apply without regard to when such amounts were paid or earned); and (ii) for Plan Years ending after June 30, 2007, “Eligible Earnings” shall exclude amounts related to the MIP Additional Bonuses.

     2. Article I of the Plan is hereby amended by addition of the following definition of MIP Additional Bonuses.
     “MIP Additional Bonuses.” “MIP Additional Bonuses” means the sum of those certain additional bonuses payable to participants under the Management Incentive Plan pursuant to the fiscal year incentive programs under the Management Incentive Plan, more specifically referred to as the “Big 5 Enterprise Bonus”, the “Organizational Alignment Bonus Program”, the “Additional Bonus for Management Development” and the “Additional Bonus for Foldout Company Support” or any similar bonus program adopted by the Company under the Management Incentive Plan. For purposes of this definition, MIP Additional Bonuses shall include amounts paid to participants in the Management Incentive Plan in addition to their regular Management Incentive Plan bonuses and shall not include reductions in a Management Incentive Plan participant’s regular Management Incentive Plan bonuses as a result of a Participant’s performance for such fiscal year being below expectations.
     3. Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Amendment.
     IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed this 28th day of September, 2007 effective as of the 1st day of July, 2007.

SYSCO CORPORATION

By: Name: Title:	/s/ Michael C. Nichols Michael C. Nichols Sr. Vice President, General Counsel and Secretary

ATTEST:

By: Name: Title:	/s/ Thomas P. Kurz Thomas P. Kurz Assistant Vice President and Deputy General Counsel

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